Exhibit 99.1
8x8, Inc. Reports First Quarter Fiscal Year 2025 Financial Results
•Service revenue of $173 million and total revenue of $178 million
•Platform enhancements delivering new AI-based capabilities and solutions to customers
•Existing term loan repaid on August 5, 2024 with proceeds of new bank loan and cash on-hand
CAMPBELL, CA, August 7, 2024 – 8x8, Inc. (NASDAQ: EGHT), a leading integrated cloud contact center and unified communications platform provider, today reported financial results for the first quarter of fiscal year 2025 ended June 30, 2024.
First Quarter Fiscal Year 2025 Financial Results:
•Total revenue of $178.1 million, compared to $183.3 million in the first quarter of fiscal 2024.
•Service revenue of $172.8 million, compared to $175.2 million in the first quarter of fiscal 2024.
•GAAP operating loss was $1.4 million, compared to GAAP operating loss of $1.4 million in the first quarter of fiscal 2024.
•Non-GAAP operating profit was $20.1 million, compared to non-GAAP operating profit of $26.4 million in the first quarter of fiscal 2024.
•GAAP net loss was $10.3 million, compared to GAAP net loss of $15.3 million in the first quarter of fiscal 2024.
•Non-GAAP net income was $10.4 million, compared to non-GAAP net income of $15.5 million in the first quarter of fiscal 2024.
•Adjusted EBITDA was $25.8 million, compared to Adjusted EBITDA of $33.8 million in the first quarter of fiscal 2024.
"I am pleased to report that we delivered solid results this quarter, with service revenue, total revenue, and non-GAAP operating margin all within our guidance ranges," said Samuel Wilson, Chief Executive Officer at 8x8, Inc. "Our ongoing innovation and strategic focus are paying off with the continued adoption of our modern CX platform.
We are seeing accelerated adoption of our solutions to address digital and more complex use cases, and continued to see growth in the number of contact center agents, especially in enterprise customers. We remain focused on leveraging our platform capabilities to deliver superior outcomes for our customers and stakeholders," added Wilson.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Product Innovation Highlights
•Embedded new AI capabilities spanning the entire 8x8 cloud contact center and unified communications platform, including:
◦Deployed a more powerful large language engine, improving transcription accuracy and expanding language support, at no additional cost to customers. All interaction analytics services have been seamlessly updated to the latest model.
◦AI-based interaction summaries can be integrated into an organization’s CRM of choice, such as Salesforce, Zoho, or other leading providers. Contact center agents on active calls can easily access the summarizations from previous calls through 8x8 Agent Workspace, helping to provide more context about the customer and deliver a more personalized experience.
◦New capability allowing organizations to "bring-their-own" AI (LLM) with 8x8 Contact Center means businesses can leverage an existing AI provider for summarizations. Supervisors can gain quick access to interaction summaries from third-party AI solutions within their workspace, providing valuable insights at their fingertips.
◦8x8 meetings now support AI-powered in-meeting catch up summaries and post-meeting summary emails for easier follow-ups and action items.
•Announced 8x8 Ballot It!, an AI-powered self-service solution that empowered UK citizens with the latest and most relevant election information and helped boost voter turnout in regional and national elections.
•Launched 8x8 Intelligent Customer Assistant Support for Voice, a powerful, user-friendly conversational AI solution that enables businesses to create instant, effortless, and engaging self-service experiences and now supports human-like voice as well as digital interactions across multiple regions and languages to deliver automation and personalized experiences at scale.
•Launched Interact for Proactive Outreach, enabling direct communication with customers at scale via SMS and WhatsApp messaging channels, with inbound messages seamlessly routed to the contact center for agents or bots to handle.
•Announced that Regal.io has joined the 8x8 Technology Partner Ecosystem, as part of the exclusive SellWith8 tier. The partnership will combine Regal.io's sophisticated sales dialing capabilities with 8x8's comprehensive cloud contact center and unified communications platform, enhancing outbound communications services, such as calls and SMS capabilities, to facilitate better employee and customer experiences.
Industry Recognition
•Won two 2024 ChannelVision Visionary Spotlight Awards (VSA); Business Technology Award for 8x8 Contact Center and Overall Excellence Award for the 8x8 Elevate partner program.
•Recognized as a leader in TrustRadius’ Unified Communications as a Service (UCaaS) and Contact Center software categories.
Corporate ESG and Leadership Updates
•Appointed Andrew Burton, Chief Executive Officer at commercetools, a global commerce company and the leader in composable commerce, to the Board of Directors as a new independent director.
•Partnered with Military Makeover with Montel® to produce a Special Edition: Operation Career segment showcasing the positive qualities and contributions veterans bring to 8x8.
•Worked with channel partner NovaBytes to build a new, easy-to-use calling system for Homeless Project Scotland, Scotland’s first 24/7 volunteer-led homeless and shelter helpline.
•Reinforced 8x8’s commitment to accessibility in a blog post in our Accessibility series featuring a Q&A session with three of our engineers discussing how we are building an accessibility culture and designing accessible products for our customers.
•Planned local events and encouraged employees to volunteer in their communities on the second annual 8x8 Day on August 8.
Early Repayment of Term Loan Due in 2027
In early July 2024, the Company secured a new $200 million Delayed Draw Term Loan Credit Facility (the “Delayed Draw Term Loan”) from Wells Fargo Securities, LLC, MUFG Bank, LTD, Silicon Valley Bank (a division of First-Citizens Bank & Trust Company), Citibank, and City National Bank. On August 5, 2024, the Company used the proceeds from the Delayed Draw Term Loan, plus approximately $29 million from existing cash balances, to fund the early repayment of the entire $225 million outstanding, plus accrued interest and fees, on the existing term loan with Francisco Partners.
“We achieved an important milestone in our stated objective to return value to shareholders by reducing debt with the repayment of the remaining $225 million outstanding on our term loan with Francisco Partners, funded in part by a new bank loan for $200 million,” said Kevin Kraus, Chief Financial Officer at 8x8, Inc. “Since August 2022, we have reduced the total principal outstanding on our debt, including convertible notes, by $146 million, or 27%. We intend to continue to return value to our shareholders by reducing our term loan obligations in the future.
The quality of the commercial banks involved in the new credit facility and the favorable interest rate on the new loan reflect our financial strength, as well as our lenders’ confidence in our ability to achieve our long-term profitability and cash flow objectives,” added Kraus.
Second Quarter and Updated Fiscal Year 2025 Financial Outlook:
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
Second Quarter Fiscal 2025 Ending September 30, 2024
•Service revenue in the range of $170 million to $174 million.
•Total revenue in the range of $175 million to $181 million.
•Non-GAAP operating margin in the range of approximately 10% to 11%.
Fiscal Year 2025 Ending March 31, 2025
•Service revenue in the range of $685 million to $707 million.
•Total revenue in the range of $710 million to $732 million.
•Non-GAAP operating margin in the range of 10% to 11%.

The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measure of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded by this metric. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin.
All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
Conference Call Information:
Management will host a conference call to discuss earnings results on August 7, 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:
•Register to participate in the live call at
https://register.vevent.com/register/BI36fb2e2094694000b9b6b071f597d715
•Access the live webcast and replay from the Company’s investor relations events and presentations page at https://8x8.gcs-web.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://8x8.gcs-web.com/.
About 8x8, Inc.
8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (Experience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X and Facebook.
Key Business Metrics
In the past, the Company has analyzed trends in annualized recurring and usage revenue, or ARR. Our product offering is evolving to address trends in our industry, which include increased use of self-service chat bots, automated digital communications, and messaging. These solutions are often unrelated to user-based subscriptions and are typically sold based on consumption. We expect usage revenue to increase in the future, making our previously disclosed Annual Recurring Subscriptions and Usage Revenue (ARR) metric less relevant moving forward. Based on our expectation of higher platform usage revenue, and following an evaluation of key business metrics disclosed by our peers in the UCaaS, CCaaS and CPaaS markets, we are discontinuing the use of ARR, as previously defined, as a key business metric.
We intend to continue to review our key business metrics as our markets and business model evolve.
Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends; the size of our market opportunity; the potential success and impact of our investments in AI; our strategic framework; our ability to increase profitability and cash flow to deleverage our balance sheet and fund investment in innovation; whether our UC and CC traffic will increase; whether we can increase customer retention; our future revenue and growth (including platform usage revenue); whether we can sustain an increasing pace of innovation; the success of our go-to-market engine; our ability to improve general and administrative synergies; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine and war in the Middle East; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, in which we compete may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in meeting our revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we do not anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:
Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.

Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract exit costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, gain or loss on sale of assets, and other income. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal use software, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.
Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, and cancellation of certain contracts. Debt amortization expenses relate to the non-cash accretion of the debt discount.

8x8, Inc.

Media:
PR@8x8.com

Investor Relations:
Investor.relations@8x8.com

8x8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2024	2023
Service revenue	$172,801	$175,238
Other revenue	5,346	8,049
Total revenue	178,147	183,287
Cost of service revenue	49,496	46,276
Cost of other revenue	7,691	8,398
Total cost of revenue	57,187	54,674
Gross profit	120,960	128,613
Operating expenses:
Research and development	32,137	35,292
Sales and marketing	67,106	68,505
General and administrative	23,091	26,226
Total operating expenses	122,334	130,023
Loss from operations	(1,374)	(1,410)
Other expense, net	(8,240)	(12,473)
Loss before provision for income taxes	(9,614)	(13,883)
Provision for income taxes	676	1,444
Net loss	$(10,290)	$(15,327)

Net loss per share:
Basic and diluted	$(0.08)	$(0.13)
Weighted average number of shares:
Basic and diluted	125,999	116,777
SUPPLEMENTAL DETAILS - OTHER EXPENSE, NET
(Unaudited, in thousands)

	Three Months Ended June 30,
	2024	2023
Interest expense	$(8,894)	$(8,970)
Amortization of debt discount and issuance costs	(1,062)	(1,108)
Gain (loss) on warrants remeasurement	1,747	(250)
Loss on debt extinguishment	—	(1,766)
Loss on foreign exchange	(982)	(804)
Other income	951	425
Other expenses, net	$(8,240)	$(12,473)

8x8, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$130,764	$116,262
Restricted cash	461	356
Short-term investments	—	1,048
Accounts receivable, net	59,205	58,979
Deferred sales commission costs	34,625	35,933
Other current assets	32,723	35,258
Total current assets	257,778	247,836
Property and equipment, net	51,400	53,181
Operating lease, right-of-use assets	35,933	35,924
Intangible assets, net	81,618	86,717
Goodwill	266,399	266,574
Restricted cash, non-current	—	105
Deferred sales commission costs, non-current	49,199	52,859
Other assets, non-current	13,412	12,783
Total assets	$755,739	$755,979

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,727	$48,862
Accrued and other liabilities	75,369	78,102
Operating lease liabilities	11,564	11,295
Deferred revenue	33,701	34,325
Total current liabilities	172,361	172,584
Operating lease liabilities, non-current	55,179	56,647
Deferred revenue, non-current	7,659	7,810
Convertible senior notes, non-current	198,033	197,796
Term loan	212,718	211,894
Other liabilities, non-current	5,201	7,290
Total liabilities	651,151	654,021
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none issued and outstanding as of June 30, 2024 and March 31, 2024	—	—
Common stock: $0.001 par value, 300,000,000 shares authorized, 127,962,761 shares and 125,193,573 shares issued and outstanding as of June 30, 2024 and March 31, 2024, respectively	128	125
Additional paid-in capital	987,171	973,895
Accumulated other comprehensive loss	(11,912)	(11,553)
Accumulated deficit	(870,799)	(860,509)
Total stockholders' equity	104,588	101,958
Total liabilities and stockholders' equity	$755,739	$755,979

8x8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(10,290)	$(15,327)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,908	2,126
Amortization of intangible assets	5,099	5,099
Amortization of capitalized internal-use software costs	3,758	5,282
Amortization of debt discount and issuance costs	1,062	1,109
Amortization of deferred sales commission costs	9,838	10,019
Allowance for credit losses	334	490
Operating lease expense, net of accretion	3,165	2,507
Stock-based compensation expense	12,801	18,195
Loss on debt extinguishment	—	1,766
(Gain) loss on remeasurement of warrants	(1,747)	250
Other	581	(184)
Changes in assets and liabilities:
Accounts receivable, net	(732)	(3,397)
Deferred sales commission costs	(4,803)	(7,209)
Other current and non-current assets	(658)	2,327
Accounts payable and accruals	(1,413)	(2,084)
Deferred revenue	(755)	5,504
Net cash provided by operating activities	18,148	26,473

Cash flows from investing activities:
Purchases of property and equipment	(382)	(186)
Capitalized internal-use software costs	(3,025)	(3,488)
Purchase of investments	—	(3,093)
Purchase of cost investment	(771)	—
Maturities of investments	1,048	13,559
Net cash (used in) provided by investing activities	(3,130)	6,792

Cash flows from financing activities:
Repayment of principal on term loan	—	(25,000)
Other financing activities	(352)	—
Net cash used in financing activities	(352)	(25,000)
Effect of exchange rate changes on cash	(164)	2,218
Net increase in cash and cash equivalents	14,502	10,483
Cash, cash equivalents and restricted cash, beginning of year	116,723	112,729
Cash, cash equivalents and restricted cash, end of year	$131,225	$123,212
Supplemental disclosures of cash flow information:

	Three Months Ended June 30,
	2024	2023
Interest paid	$6,707	$4,919
Income taxes paid	$479	$336
Payables and accruals for property and equipment	$3,574	$37

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2024		2023
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$49,496	28.6%	$46,276	26.4%
Amortization of acquired intangible assets	(2,117)		(2,118)
Stock-based compensation expense and related employer payroll taxes	(1,608)		(2,224)
Severance, transition and contract exit costs	(522)		(206)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$45,249	26.2%	$41,728	23.8%
GAAP service revenue margin (as a percentage of service revenue)	$123,305	71.4%	$128,962	73.6%
Non-GAAP service revenue margin (as a percentage of service revenue)	$127,552	73.8%	$133,510	76.2%

GAAP cost of other revenue (as a percentage of other revenue)	$7,691	143.9%	$8,398	104.3%
Stock-based compensation expense and related employer payroll taxes	(419)		(651)
Severance, transition and contract exit costs	(100)		(22)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$7,172	134.2%	$7,725	96.0%
GAAP other revenue margin (as a percentage of other revenue)	$(2,345)	(43.9)%	$(349)	(4.3)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(1,826)	(34.2)%	$324	4.0%

GAAP gross margin (as a percentage of total revenue)	$120,960	67.9%	$128,613	70.2%
Non-GAAP gross margin (as a percentage of total revenue)	$125,726	70.6%	$133,834	73.0%

Operating Profit (Loss):
GAAP loss from operations (as a percentage of total revenue)	$(1,374)	(0.8)%	$(1,410)	(0.8)%
Amortization of acquired intangible assets	5,099		5,100
Stock-based compensation expense and related employer payroll taxes	13,593		19,675
Acquisition and integration costs	123		343
Legal and regulatory costs	548		1,468
Severance, transition and contract exit costs	2,121		1,254
Non-GAAP operating profit (as a percentage of total revenue)	$20,110	11.3%	$26,430	14.4%

Net Income (Loss):
GAAP net loss (as a percentage of total revenue)	$(10,290)	(5.8)%	$(15,327)	(8.4)%
Amortization of acquired intangible assets	5,099		5,100
Stock-based compensation expense and related employer payroll taxes	13,593		19,675
Acquisition and integration costs	123		343
Legal and regulatory costs	548		1,468
Severance, transition and contract exit costs	2,121		1,254
Amortization of debt discount and issuance cost	1,062		1,108
Loss on debt extinguishment	—		1,766
(Gain) loss on warrants remeasurement	(1,747)		250
Other income	(116)		(117)
Income tax expense effects, net (1)	—		—
Non-GAAP net income (as a percentage of total revenue)	$10,393	5.8%	$15,520	8.5%
Interest expense	8,894		8,970
Provision for income taxes	676		1,444
Depreciation	1,908		2,126
Amortization of capitalized internal-use software costs	3,758		5,282
Other expense, net	147		496
Adjusted EBITDA (as a percentage of total revenue)	$25,776	14.5%	$33,838	18.5%

Shares used in computing net income (loss) per share amounts:
Basic	125,999		116,777
Diluted	127,433		118,445
GAAP net loss per share - Basic and Diluted	$(0.08)		$(0.13)
Non-GAAP net income per share - Basic	$0.08		$0.13
Non-GAAP net income per share - Diluted	$0.08		$0.13
(1)Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.